UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 15, 2010

K-V PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 1-9601

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO	63044
(Address of principal executive offices)	(Zip Code)

(314) 645-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2010, K-V Pharmaceutical Company (the “Registrant”) announced in a press release that Thomas S. McHugh has been appointed its Chief Financial Officer, effective immediately.

Mr. McHugh, age 45, joined the Registrant in January 2009 as Vice President of Finance and Corporate Controller. He served as the Registrant’s Interim Chief Financial Officer from September 2009 until April 2010 and as its Chief Accounting Officer since February 2010. He possesses over 20 years of financial management expertise in the areas of regulatory and government compliance, internal and external financial reporting, investor relations, mergers and acquisitions and global finance.

Before joining the Registrant, Mr. McHugh was Managing Director – Global and Corporate Controller with Bearing Point, Inc., a management and technology consulting firm, from 2005 to 2008; Vice President of Finance, Chief Financial Officer, Treasurer and Chief Accounting Officer with Huttig Building Products, Inc., an international distributor of construction and building products, from 2000 to 2005; and Corporate Controller and Chief Accounting Officer with XTRA Corporation, an equipment leasing company, from 1993 to 2000. Mr. McHugh began his professional career with PricewaterhouseCoopers from 1990 to 1993, where he earned his CPA.

Mr. McHugh received his B.S. in Finance from Bentley College and an M.S. in Accounting from the Graduate School of Professional Accounting at Northeastern University.

In connection with his appointment as Chief Financial Officer, the Registrant increased Mr. McHugh’s base salary to $300,000 and granted incentive stock options to him to purchase up to 25,000 shares of the Registrant’s Class A common stock at an exercise price per share equal to the fair market value on the date of grant under the K-V Pharmaceutical Company 2001 Incentive Stock Option Plan.

In addition, the Registrant and Mr. McHugh entered into an employment agreement effective as of the date of his appointment. The agreement has an initial term that ends on December 31, 2011. The term will automatically extend for successive twelve-month periods unless terminated by the Registrant or Mr. McHugh by written notice at least 180 days before the expiration of the then-current term. In addition, if a change of control (as defined in the agreement) occurs during the term, the agreement will not expire before the second anniversary of the date of the change of control.

Under the agreement, Mr. McHugh is entitled to a base salary of $300,000 per annum, which will be reviewed annually and may be increased at the discretion of the Board of Directors or its Compensation Committee. Mr. McHugh is eligible to receive an annual cash bonus based on performance objectives established by the Compensation Committee each year, provided that the Registrant, in its discretion, elects to put into effect an annual cash incentive plan or similar policy with respect to any applicable year. Mr. McHugh is also eligible to receive equity awards at the discretion of the Board of Directors or its Compensation Committee.

The Registrant may terminate the agreement (1) immediately for “cause” (as defined in the agreement) upon written notice to Mr. McHugh, (2) without cause upon 30 days’ written notice, or (3) upon Mr. McHugh’s disability (as defined in the agreement) upon 30 days’ written notice. Any determination that Mr. McHugh’s employment should be terminated for cause may be made during or after the term of the agreement and must be approved by at least two-thirds of the directors then serving on the Board of Directors; provided, however, that if Mr. McHugh is a member of the Board of Directors, he will not participate in the vote, and a determination of cause may be made by at least two-thirds of the remaining directors then serving on the Board of Directors.

Mr. McHugh may resign his employment upon giving 120 days’ written notice. In addition, subject to certain notice and cure periods provided in the agreement, Mr. McHugh may resign from his employment with the Registrant if his principal place of employment is relocated more than 75 miles from his current principal place of employment.

If the Registrant terminates Mr. McHugh’s employment without cause or Mr. McHugh terminates his employment after a relocation as described above, subject to Mr. McHugh’s compliance with the provisions of the agreement and his execution of a general release of claims, the Registrant will pay or provide to Mr. McHugh an amount equal to one times the sum of (x) Mr. McHugh’s then-current base salary plus (y) Mr. McHugh’s target annual cash incentive for the then-current year of the term (provided, however, that if the Registrant has not adopted an annual cash incentive plan or similar policy with respect to that year, the annual cash incentive for the year will be an amount equal to 25% of Mr. McHugh’s then-current base salary; and, provided further, that if the termination occurs after the initial term of the agreement, the average of the annual cash incentive earned by Mr. McHugh for the two calendar years immediately before the year of termination will replace the target annual cash incentive). These amounts are payable over a period of 12 months in equal bi-weekly installments, less deductions as required by law, except if the termination occurs within 12 months after a change of control (as defined in the agreement), in which case the amounts will be paid in a lump sum, less deductions as required by law. In the event of such a termination, Mr. McHugh will also be entitled to continued participation in the Registrant’s plans providing medical, dental and vision insurance benefits, as applicable, for the 18-month period following the termination date; provided that, the welfare plan coverage will cease if Mr. McHugh obtains other full-time employment providing for comparable welfare plan benefits before the expiration of such 18-month period.

Under the agreement, the Registrant will make a tax gross-up payment to Mr. McHugh under certain circumstances if he is required to pay any excise tax imposed on any amounts or benefits payable in connection with a change of control pursuant to Section 4999 of the Internal Revenue Code; provided, however, that if the aggregate value of the total amounts and benefits payable to Mr. McHugh in connection with a change of control exceeds three times his “base amount,” as defined in Section 280G(b)(3) of the Internal Revenue Code (the “Parachute Threshold”), by less than 10%, one or more of the amounts or benefits payable to Mr. McHugh will be reduced so that the aggregate value of such amounts and benefits is $1.00 less than the Parachute Threshold.

For a period of 36 months immediately following termination, regardless of how, when or why Mr. McHugh’s employment ends, he may not, among other things, compete with the Registrant, solicit the Registrant’s customers or employees or interfere with any of the Registrant’s suppliers, all as more fully described in the agreement.

Item 7.01	Regulation FD Disclosure.

As described in Item 5.02 above, on July 15, 2010, the Registrant announced in a press release that Thomas S. McHugh has been appointed Chief Financial Officer, effective immediately.

A copy of the press release is attached hereto as Exhibit 99. The information in this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

The Registrant will post this Form 8-K on its Internet website at www.kvpharmaceutical.com. References to the Registrant’s website address are included in this Form 8-K and the press release only as inactive textual references and the Registrant does not intend them to be active links to its website. Information contained on the Registrant’s website does not constitute part of this Form 8-K or the press release.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is furnished as part of this report:

Exhibit Number	Description

99	Press Release dated July 15, 2010, issued by K-V Pharmaceutical Company.

*        *        *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2010

K-V PHARMACEUTICAL COMPANY

By:	/s/ Gregory J. Divis, Jr.
Gregory J. Divis, Jr.
Interim President and Interim Chief Executive Officer